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                                                                    Exhibit 99.1


                           THE FOREFRONT GROUP, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints David Sikora and Ernest Rapp as proxies to represent the undersigned at the Special Meeting of Stockholders to be held at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Boulevard, Houston, Texas on May 28, 1998 at 9:00 a.m. local time, and any adjournments thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present as indicated below.

1. Approval and Adoption of the Reorganization Agreement and Approval of the Merger.

                 [_] For        [_] Against        [_] Abstain



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2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The shares of stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR approval and adoption of the Reorganization Agreement and approval of the merger.

                                       DATED: _________________________________

                                       ________________________________________
                                       (Signature)

                                       ________________________________________
                                       (Signature if held jointly)

                                       Please date, sign as name appears at
                                       the left, and return promptly. If the
                                       Shares are registered in the names of
                                       two or more persons, each should sign.
                                       When signing as Corporate Officer,
                                       President, Executor, Administrator,
                                       Trustee or Guardian, please give full
                                       title. Please note any changes in your
                                       address alongside the address as it
                                       appears in the proxy.